SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [ X ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential,  for  use of the  Commission  only  (as  permitted  by Rule
       14a-6(e) (2))
[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         WHITMAN EDUCATION GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee.  (Check the appropriate box):

[X ]   No fee required.

[  ]   Fee   computed  on the table below  per  Exchange  Act Rules  14a-6(i)(4)
       and 0-11.

       1.)  Title of each class of securities to which transaction applies:
       2.)  Aggregate number of securities to which transactions apply:
       3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       4.)  Proposed maximum aggregate value of transaction:
       5.)  Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check  box   if  any part of the fee is offset as  provided  by  Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1.) Amount previously paid:
       2.) Form, schedule or registration statement to:
       3.) Filing party:
       4.) Date filed:

                          WHITMAN EDUCATION GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 6, 1999

To the Shareholders of
Whitman Education Group, Inc.:

     The 1999 annual shareholders meeting (the "Annual Meeting") of Whitman Education Group, Inc. (the "Company") will be held at the Ultrasound Diagnostic School located at 4780 N. State Road 7, Building E, Suite 100, Lauderdale Lakes, Florida on August 6, 1999, at 10:00 a.m. local time, for the following purposes:

     (1) to elect nine (9) directors to serve until the 2000 annual meeting of shareholders; and

     (2) to transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on June 15, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection during normal business hours at the offices of the Company located at 4400 Biscayne Boulevard, Miami, Florida during the 10 days preceding the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be considered at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE- PREPAID ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AND A QUORUM AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY PROVIDING WRITTEN NOTICE TO THE COMPANY BEFORE THE MEETING OR BY ATTENDING THE ANNUAL MEETING AND VOTING.

                                    By Order of the Board of Directors


                                   Richard B. Salzman, Secretary


Miami, Florida
July 6, 1999

                          WHITMAN EDUCATION GROUP, INC.

                             4400 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33137
                                 (305) 575-6534

                                 PROXY STATEMENT

     This proxy statement is furnished by the Board of Directors of Whitman Education Group, Inc., a Florida corporation (the "Company"), in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on August 6, 1999 (the "Annual Meeting"), at the time and place set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments thereof. Mailing of the proxy statement and the accompanying proxy card to shareholders will commence on or about July 6, 1999.

     Record holders of the Company's Common Stock, no par value per share (the "Common Stock"), at the close of business on June 15, 1999 (the "Record Date") are entitled to one vote for each share held on all matters to be considered at the Annual Meeting. On the Record Date, 13,431,550 shares of Common Stock were outstanding and entitled to vote.


VOTING

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy. With respect to the proposal to elect nine directors to serve until the 2000 annual meeting, shareholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees.

     A proxy delivered pursuant to this solicitation is revocable at any time prior to its exercise by giving written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, votes that are withheld and broker non-votes, relating to shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a proposal, will not affect the outcome of the election.


COSTS OF SOLICITATION

     The    Company    will    bear   the    costs    of     solicitation     of
proxies from its shareholders. Solicitation of proxies may be made in person, by mail or by telephone by officers, directors
and  regular  employees   of   the  Company   who    will    not  be   specially
compensated in such regard. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners and secure their voting instructions, if necessary, and will be reimbursed for the reasonable expenses incurred in sending proxy materials to the beneficial owners.


PRINCIPAL SECURITY HOLDERS

     The following table sets forth certain information as of June 15, 1999 concerning stock ownership of all persons known by the Company to own beneficially in excess of five percent of the Company's Common Stock. Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by each person set forth herein.


NAME AND ADDRESS OF                   NUMBER                  PERCENT
BENEFICIAL HOLDER                    OF SHARES                OF CLASS
---------------------------        --------------           ------------
Frost-Nevada,                       5,517,528 (1)               35.8
Limited Partnership
3500 Lakeside Court
Suite 200
Reno, Nevada 89509
_____________________

     (1) Includes 317,500 shares which may be acquired pursuant to stock options held by Dr. Frost exercisable within 60 days of June 15, 1999 and 1,650,000 shares which may be acquired pursuant to stock purchase warrants held by Frost-Nevada, Limited Partnership (of which Dr. Frost is the sole limited partner and sole shareholder of Frost-Nevada Corporation, the general partner), exercisable within 60 days of June 15, 1999. Dr. Frost is the Chairman of the Board of Directors of the Company.

                              ELECTION OF DIRECTORS
                                  (Item No. 1)


BOARD OF DIRECTORS

     A Board of Directors consisting of nine directors will be elected at the Annual Meeting to hold office for one year or until their successors are elected and qualified. The persons named below were designated by the Board of Directors as nominees. All of the nominees are incumbent directors. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors constituting the Board.

JACK R. BORSTING, PH.D.         Dr. Borsting is the E. Morgan Stanley  Professor
Director since 1994             of Business Administration at the  University of
Age 70                          Southern California and Director  of  its Center
                                for Telecommunication Management.  From 1988  to
                                1994, Dr. Borsting was Dean of the University of

                                Southern California School of Business Administration, and from 1983 to 1988, he was Dean of the University of Miami School of Business Administration. Dr. Borsting, a former Assistant Secretary of Defense (Comptroller), is a director of Northrop Grumman Corporation (aerospace), TRO Learning, Inc. (proprietary education) and Bristol Retail System (point-of-sale software and service). Dr. Borsting is a trustee of the Institute for Defense Analysis, the Rose Hill Foundation and Chairman of the Board of the Los Angeles Orthopedic Hospital.


NEIL FLANZRAICH                 In May 1998, Mr. Flanzraich became Vice Chairman
Director since 1997             and   President     of     IVAX      Corporation
Age 55                          (pharmaceuticals).   From 1995 through 1998, Mr.
                                Flanzraich was a shareholder and Chairman of the
                                Life  Sciences  Legal  Practice  Group of Heller
                                Ehrman White & McAuliffe, Palo Alto, California.
                                From 1981 to 1994,  Mr.  Flanzraich  was  Senior
                                Vice  President,  General  Counsel and member of
                                the  Corporate  Executive  Committee  of  Syntex
                                Corporation,  an  international   pharmaceutical
                                company that was acquired by Roche Holdings Ltd.
                                Mr. Flanzraich serves as Chairman of the Board of North American Vaccine, Inc. (vaccines).

PHILLIP FROST, M.D.             Dr. Frost has  been   a  director of the Company
Director since 1992             since April 1992 and Chairman of  the  Board  of
Age 62                          Directors since November 1992.  Dr.   Frost  has
                                been  Chairman  of the  Board of  Directors  and
                                Chief  Executive  Officer  of  IVAX  Corporation
                                (pharmaceuticals)  since 1987.  Dr. Frost served
                                as President  of IVAX from 1991 until 1995.  Dr.
                                Frost was  Chairman of the Board of Directors of
                                Key Pharmaceuticals, Inc. from 1972 to 1986. Dr.
                                Frost is Vice Chairman of the Board of Directors
                                of North American  Vaccine,  Inc., Vice Chairman
                                of  the  Board  of  Directors   of   Continucare
                                Corporation   (managed   health  care),   and  a
                                director of Northrop Grumman Corp. He is a trustee of the University of Miami and a member of the Board of Governors of the American Stock
                                Exchange.

PETER S. KNIGHT                 Mr. Knight  is  a  partner  in  the law  firm of
Director since 1994             Wunder,  Knight,  Levine,  Thelen &  Forscey, in
Age 48                          Washington,   D.C.    In   1996, Mr. Knight took
                                a leave  of  absence  from  his firm to serve as
                                President    Clinton's  Campaign   Manager   for
                                Clinton/Gore  '96. From 1989 to 1991, Mr. Knight
                                was  General  Counsel and  Secretary  of Medicis
                                Pharmaceutical  Corporation.  From 1977 to 1989,
                                Mr.  Knight  served  as the  Chief  of  Staff to
                                Congressman,  and later  Senator,  Al Gore.  Mr.
                                Knight  is  a  director  of  COMSAT  Corp.   (an
                                international       satellite    services    and
                                digital    networking      company),     Medicis
                                Pharmaceutical  Corporation ( a   pharmaceutical
                                company   specializing    in    dermatology   ),
                                Healthworld    Corp.   (    an     international
                                marketing    and       communications    company
                                specializing  in   health   care),    and    the
                                Schroder Series Trust (a mutual fund company).

RICHARD M. KRASNO, PH.D.        In February 1998,  Dr.  Krasno  became President
Director since 1996             of the Monterey  Institute   of    International
Age 57                          Studies in  Monterey,  California   (independent
                                professional  graduate  school of  international
                                studies). From 1983 to February 1998, Dr. Krasno
                                was President and Chief Executive Officer of the
                                Institute of  International  Education  (private
                                not-for-profit education organization), New York
                                City,  New York. He served as its Executive Vice
                                President and Chief Operating  Officer from 1981
                                to  1983.   Dr.  Krasno  was  Deputy   Assistant
                                Secretary of Education with the U.S. Department of Education from 1980 to 1981.

LOIS F. LIPSETT, PH.D.          Dr. Lipsett is the President of Health Education
Director since 1996             Associates, Washington,  D.C.  Since  1995,  Dr.
Age 65                          Lipsett  has served  as a consultant to  several
                                companies,  including  the Robert  Wood  Johnson
                                Foundation.  Dr.  Lipsett  was  Vice  President,
                                Scientific   and   Medical   Affairs,   American
                                Diabetes Association from 1992 to 1995. Prior to
                                1992,  Dr.  Lipsett  founded and was Director of
                                the National Diabetes Information  Clearinghouse
                                and the Combined Health Information Database and
                                also  was  a  Health   Scientist   Administrator
                                overseeing several training, career development and research programs at the National Institutes of Health.

RICHARD C. PFENNIGER, JR.       Mr. Pfenniger    has   been   Chief    Executive
Director since 1992             Officer and  Vice Chairman of  the Company since
Age 43                          March 1997 and a director of  the  Company since
                                1992. Mr. Pfenniger was Chief Operating  Officer
                                of IVAX  Corporation from 1994 to March 1997. He
                                served as Senior Vice  President--Legal  Affairs
                                and  General  Counsel of IVAX from 1989 to 1994,
                                and as  Secretary  from  1990 to 1994.  Prior to
                                joining  IVAX,  Mr.  Pfenniger  was  engaged  in
                                private  law  practice.   Mr.   Pfenniger  is  a
                                director of North American Vaccine, Inc.

PERCY A. PIERRE, PH.D.          Dr. Pierre   has   been  Professor of Electrical
Director since 1997             Engineering at the  College  of   Engineering of
Age 60                          Michigan State University since 1995.  Prior  to
                                1995,  he was Vice  President  for  Research and
                                Graduate  Studies,   as  well  as  Professor  of
                                Electrical   Engineering   at   Michigan   State
                                University  from  1990  to  1995;  President  of
                                Prairie View A & M University from 1983 to 1989;
                                Assistant  Secretary  of the Army for  Research,
                                Development and  Acquisition,  Department of the
                                U.S.  Army,  from 1977 to 1981;  and Dean of the
                                School   of   Engineering  at  Howard University
                                from 1971 to 1977. Dr. Pierre serves as a director of CMS Energy Corp. (diversified energy company); is a director of Old Kent Financial
                                Corporation (bank holding company) and is a Trustee of the University of Notre Dame.

A. MARVIN STRAIT                Mr.  Strait   has   served   on   the  Board  of
Director since 1998             Directors  of   Colorado  Technical   University
Age 65                          since 1986.  Mr. Strait presently practicesas  a
                                Certified  Public  Accountant  under the name A.
                                Marvin  Strait,  CPA.  He has  practiced  in the
                                field of public  accountancy  in Colorado  since
                                1960.  He also  presently  serves as a member of
                                the Board of Directors of Western National Bank,
                                Colorado Springs,  Colorado,  and as a member of
                                the Audit Committee of the United States Olympic
                                Committee.  Mr. Strait has previously  served as
                                the  Chairman of the Board of  Directors  of the
                                American    Institute   of   Certified    Public
                                Accountants  and as  President  of the  Colorado
                                Society of Certified Public Accountants.


DIRECTOR COMPENSATION

     Each director who is not employed by the Company receives $4,800 per year for his or her service as a director, $1,000 for each Board of Directors meeting attended in person, and is reimbursed for expenses incurred in attending board and committee meetings. In lieu of both the monthly retainer and the meeting attendance fees, each director who is not employed by the Company may elect to receive 2,500 options to purchase shares of the Company's Common Stock, to be granted on the first business day after election at the annual meeting of shareholders.

     In addition, pursuant to the formula grant provision contained in the Company's 1996 Stock Option Plan, non-employee directors automatically are granted each year, on the first business day following the Company's annual meeting of shareholders, non-qualified stock options to purchase 7,500 shares (37,500 in the case of the Chairman of the Board) of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant, and having a term of ten years. In fiscal 1999, pursuant to that formula grant provision, options at an exercise price of $4.94 per share were automatically granted to Dr. Frost (37,500 shares), and to Dr. Borsting, Mr. Flanzraich, Mr. Knight, Dr. Lipsett, Dr. Krasno Dr. Pierre and Mr. Strait (7,500 shares each). In addition, pursuant to the election described above, Dr. Frost, Dr. Borsting and Messrs. Knight and Flanzraich also received options to purchase an additional 2,500 shares at $4.94 per share.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during fiscal 1999. All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served during the period in which they were a member of the Board of Directors or the committee, as applicable, except Phillip Frost, who attended 63% of such meetings. The Board of Directors has three standing committees, described below. The Board of Directors does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board of Directors.

     EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors acts on certain matters during intervals between meetings of the Board of Directors. The current members of the Executive Committee are Mr. Pfenniger, Dr. Frost, Dr. Borsting and Mr. Flanzraich. The Executive Committee took no action during fiscal 1999.

     AUDIT COMMITTEE. The principal functions of the Audit Committee include reviewing the adequacy of the Company's internal systems of accounting controls, recommending to the Board of Directors the appointment of independent auditors, conferring with independent auditors and internal auditors concerning the scope of their examinations of the books and records of the Company and their independence, reviewing the financial statements of the Company and management's disclosures, reviewing the independent auditors' findings and recommendations, and considering other appropriate matters regarding the financial affairs of the Company. The current members of the Audit Committee are Dr. Borsting, Mr. Knight, Dr. Lipsett, Dr. Pierre and A. Marvin Strait. The Audit Committee held four meetings during fiscal 1999.

     COMPENSATION COMMITTEE. The principal functions of the Compensation Committee are to approve or recommend to the Board of Directors remuneration arrangements and compensation plans involving the Company's directors and executive officers and to review with management the Company's employee and stock benefit programs. The current members of the Compensation Committee are Dr. Frost, Dr. Krasno and Mr. Flanzraich. The Compensation Committee held three meetings during fiscal 1999 and acted once by written consent.


EXECUTIVE OFFICERS WHO ARE NOT NOMINEES

     The Company's executive officers are elected annually at the first meeting of the Board of Directors following each annual meeting of Shareholders. Set forth below is a summary of the background and business experience of the executive officers of the Company who are not nominees for director.

     RANDY S. PROTO. Mr. Proto, age 41, has been President of Whitman since 1994. In March 1997, Mr. Proto also assumed the duties of Chief Operating Officer. For seven years prior thereto, Mr. Proto was Chief Executive Officer and had ownership interests in eleven proprietary schools in four states. For eight years prior thereto, Mr. Proto was employed by Computer Processing Institute. Among the positions he held at that institution were Vice President and School Director, Director of Admissions and Marketing, Director of Finance and Financial Aid, Director of Placement and Director of Education.

     DAVID D. O'DONNELL. Mr. O'Donnell, age 57, has been President and Chairman of the Board of Colorado Tech since 1986. Since 1997, Mr. O'Donnell has also been Acting Chancellor of Huron University, a campus of Colorado Technical University in Huron, South Dakota. Prior to 1986, Mr. O'Donnell was employed by ITT Educational Services, Inc., another provider of proprietary education, from 1975 through February 1986 when he left to join Colorado Technical University. While at ITT Educational Services, Mr. O'Donnell served in many capacities including Director of Marketing and Vice President and General Manager of ITT Employment Training Systems, a subsidiary of ITT Educational Services.

     FERNANDO L. FERNANDEZ. Mr. Fernandez, age 38, has served as Vice President--Finance, Treasurer and Chief Financial Officer of Whitman since 1996. Prior to joining the Company, Mr. Fernandez, a certified public accountant, served as Chief Financial Officer of Frost-Nevada Limited Partnership from 1991 to 1996. Previously, Mr. Fernandez served as Audit Manager for Coopers & Lybrand in Miami.

     RICHARD B. SALZMAN. Mr. Salzman, age 38, has served as Vice President--Legal Affairs and General Counsel and Secretary of Whitman since 1996. For approximately ten years prior to joining Whitman, Mr. Salzman was engaged in private law practice in Miami, Florida, primarily with the firm of Homer & Bonner, P.A.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and 10% shareholders to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission and the American Stock Exchange. Directors, executive officers and 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's directors and executive officers that no other reports were required, the Company believes that during fiscal 1999 the Company's directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently occupies administrative offices in Miami, Florida which are owned by IVAX Corporation. The lease between the Company and IVAX provides for an annual rental of $146,442. The Chairman of the Board of the Company is also the Chairman of the Board and a principal shareholder of IVAX and Neil Flanzraich, a director of the Company, is Vice Chairman and President of IVAX.

     The Company purchases certain textbooks and materials for resale to its students from an entity that is 40% owned by Randy S. Proto, the Company's Chief Operating Officer. In the fiscal years ended March 31, 1999, 1998 and 1997, the Company purchased $120,300, $120,300 and $78,900 in textbooks and materials from that entity.

STOCK OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information as of June 15, 1999 concerning the number of shares of Common Stock beneficially owned by each director, each nominee for director, each executive officer named below in the "Summary Compensation Table" under "Executive Compensation" and all directors and executive officers as a group, and the percentage such shares represent of the total outstanding shares of Common Stock. Unless otherwise indicated, all shares are owned directly by the person indicated who holds sole voting and investment power.

                                        SHARES BENEFICIALLY            PERCENT
NAME OF BENEFICIAL HOLDER                    OWNED(1)                  OF CLASS
----------------------------            -------------------           ----------
Jack R. Borsting, Ph.D.                       53,100  (2)                  *

Neil Flanzraich                               24,375  (2)                  *

Phillip Frost, M.D.                        5,517,528  (3)               35.8

Peter S. Knight                               47,500  (2)                  *

Richard M. Krasno, Ph.D.                      22,500  (2)                  *

Lois F. Lipsett, Ph.D.                        22,700  (2)                  *

Richard C. Pfenniger, Jr.                    304,999  (2)                2.2

Percy A. Pierre, Ph.D.                        23,225  (2)                  *

A. Marvin Strait                              71,528  (2)                  *

Randy S. Proto                               515,195  (2)                3.7

David D. O'Donnell                           657,309  (4)                4.8

Fernando L. Fernandez                        162,204  (2)                1.2

Richard B. Salzman                            86,193  (2)                  *

All directors and executive officers
as a group (13 persons)                    7,508,356  (5)               44.8%
_____________________

*        Represents beneficial ownership of less than one percent.

(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of
         Section 16 of the Securities Exchange Act of 1934.

                                       -8-


(2) Includes shares which may be acquired pursuant to stock options exercisable within 60 days of June 15, 1999: Dr. Borsting (47,500); Mr. Knight (47,500); Dr. Krasno (22,500); Mr. Flanzraich (24,375); Dr.
         Lipsett  (22,500);   Dr.  Pierre  (20,625);  Mr.  Strait  (7,500);  Mr.
         Pfenniger (266,250);  Mr. Proto (477,500); Mr. Fernandez (160,000); and
         Mr. Salzman (85,000).

(3) Includes 317,500 shares which may be acquired pursuant to stock options held by Dr. Frost exercisable within 60 days of June 15, 1999 and 1,650,000 shares which may be acquired pursuant to stock purchase warrants held by Frost-Nevada, Limited Partnership (of which Dr. Frost is the sole limited partner and sole shareholder of Frost-Nevada Corporation, the general partner), exercisable within 60 days of June 15, 1999. Dr. Frost is the Chairman of the Board of Directors of the Company.

(4) Includes 165,000 shares which may be acquired pursuant to stock options exercisable within 60 days of June 15, 1999, 211,000 shares held in trust by Mr. O'Donnell for various family members and 1,185 shares held of record by his wife.

(5) Includes shares described in footnotes (1) through (4) as beneficially owned.



EXECUTIVE COMPENSATION

     The following table contains certain information regarding aggregate compensation paid or accrued by the Company during fiscal 1999 to the Chief Executive Officer of the Company and to each of the four most highly compensated executive officers other than the Chief Executive Officer.


                                            SUMMARY COMPENSATION TABLE

                                                      LONG-TERM    ALL OTHER
                              ANNUAL COMPENSATION   COMPENSATION  COMPENSATION
                           ------------------------ ------------  ------------
NAME AND                    YEAR
PRINCIPAL POSITION          ENDED                       STOCK
                           MARCH 31,  SALARY  BONUS    OPTIONS
-------------------------  ---------  ------  ----- ------------
                                       ($)     ($)      (#)          ($)(1)
Richard C.
  Pfenniger, Jr. (2)         1999     283,000   0      75,000          1,449
Chief Executive Officer      1998     275,000   0           0          1,200
                             1997      17,187   0     300,000(3)           -

Randy S. Proto               1999     175,000   0      40,000          1,449
President and Chief          1998     165,833   0      25,000          2,727
Operating Officer            1997     150,000   0           0         10,000

David D. O'Donnell           1999     165,000   0      20,000          9,634
President - Colorado Tech    1998     156,875   0      20,000         24,904
                             1997     145,315   0           0         31,031

Fernando L. Fernandez        1999     134,000   0      20,000          1,204
Vice President - Finance,    1998     127,916   0      10,000          1,968
CFO and Treasurer            1997     120,000   0           0              0

Richard B. Salzman           1999     134,000   0      20,000          1,193
Vice President - Legal       1998     127,916   0      10,000          1,925
Affairs and General Counsel  1997     120,000   0           0              0

                                      -9-


____________________

(1) The amounts included in the "All Other Compensation" column represent matching contributions made by the Company under the Whitman Employee Retirement Savings Plan maintained under Section 401(k) of the Internal Revenue Code. The amount listed for Mr. O'Donnell for 1999 also includes $8,288 in reimbursement for life insurance premiums.

(2) Mr. Pfenniger's employment with the Company commenced in March 1997. Mr. Pfenniger has served as a director of the Company since 1992.

(3) Excludes options to purchase 7,500 shares granted automatically to Mr. Pfenniger in fiscal 1997 pursuant to the Company's 1996 Stock Option Plan in connection with his services as a director of the Company.

(4) The Company entered into an employment agreement with Mr. O'Donnell on March 29, 1996 in connection with the acquisition of Colorado Tech. The agreement expires December 31, 1999.



     The following table sets forth information concerning stock option grants made during fiscal 1999 to the executive officers named in the "Summary Compensation Table."

                    Stock Option Grants During the Year Ended
                                 March 31, 1999




                                                            POTENTIAL REALIZABLE
                                 PERCENT                      VALUE AT ASSUMED
                                 OF TOTAL                      ANNUAL RATES OF
                                 OPTIONS                         STOCK PRICE
                                 GRANTED                      APPRECIATION FOR
                       OPTIONS     TO     EXERCISE EXPIRATION   OPTION TERM
                       GRANTED  EMPLOYEES  PRICE      DATE       5%       10%
                       -------- --------- -------- ---------- -------- --------
                         (#)        %        $                   $         $
Richard  C. Pfenniger  75,000    12.8      5.0625  6/14/2005 155,000  360,000
Chief Executive Officer

Randy S. Proto         40,000     6.8      5.0625  6/14/2005  82,000  192,000
President and Chief
  Operating Officer

David D. O'Donnell     20,000     3.4      5.0625  6/14/2005  41,000   96,000
President -
  Colorado Tech

Fernando L. Fernandez  20,000     3.4      5.0625  6/14/2005  41,000   96,000
Vice President -
  Finance, CFO and
  Treasurer

Richard B. Salzman     20,000     3.4      5.0625  6/14/2005  41,000   96,000
Vice President - Legal
  Affairs and
  General Counsel


     The following table sets forth information concerning stock option exercises during fiscal 1999 by each of the executive officers named in the "Summary Compensation Table" above and the fiscal year-end value of unexercised options held by each such executive officer.

     STOCK OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

                                                       VALUE OF UNEXERCISED
                         NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                       OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END
                       --------------------------------------------------------
                       EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                       ------------ --------------   ------------  -------------
                           (#)           (#)            ($)(1)        ($)(1)
Richard  C. Pfenniger      247,500        225,000         96,850              0
Chief Executive Officer

Randy S. Proto             461,250        153,750        739,375       154, 375
President and Chief
Operating Officer

David D. O'Donnell         155,000         35,000              0              0
President - Colorado Tech

Fernando L. Fernandez      152,500         57,500         36,250              0
Vice President - Finance,
Chief Financial Officer
and Treasurer

Richard B. Salzman          77,500         52, 500             0              0
Vice President - Legal
Affairs and General
Counsel
____________________

(1) The value of unexercised in-the-money options represents the number of options held at year-end 1999 multiplied by the difference between the exercise price and $3.75, the closing price of the Company's Common Stock at March 31, 1999.

PERFORMANCE GRAPH

     The graph and table set forth below compares the cumulative total shareholder return on the Company's Common Stock for fiscal 1995 through fiscal 1999 with the S&P 500 Index and an industry peer group index for the same period. The industry peer group index is comprised of the following companies, each of which was selected on the basis of the similarity of its business with that of the Company: Apollo Group, Inc., DeVry, Inc., ITT Educational Services, Inc., Computer Learning Centers, Inc., Strayer Education, Inc., Education Management Corp. and Quest Education Corporation (formerly known as Educational Medical, Inc). The graph and table assume an investment of $100 in the Company's Common Stock and each index on March 31, 1994 (the last trading day in fiscal
1994), and the reinvestment of all dividends.













                              PERFORMANCE GRAPH HERE















                                         FISCAL YEAR ENDED MARCH 31,
                      MARCH 31, -----------------------------------------------
                        1994      1995      1996      1997      1998     1999
                     ---------- --------- --------- --------  -------- --------
Whitman                 100           88       157      145       157      103
Industry Peer Group     100          132       354      425       710      916
S&P 500                 100          116       153      183       271      321


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report of the Company's Compensation Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such Acts.


To the Company's Shareholders:

     The Compensation Committee of the Company's Board of Directors, which is composed of three non-employee directors, is charged with reviewing the compensation of the Chief Executive Officer of the Company and making recommendations with respect thereto to the Board of Directors. The Compensation Committee also reviews and approves the compensation of the other executive officers. The Committee's compensation policies are based on a desire to enhance long-term shareholder value. To achieve this goal, the Committee recognizes that it must adopt compensation policies which will attract, retain and motivate qualified and experienced executive officers. In attracting and retaining executives, the Committee recognizes that the Company must compete for the services of executives with many other companies which possess significantly greater financial resources than the Company and have available more comprehensive compensation plans and arrangements than are presently utilized by the Company. To adequately motivate executives in view of the goal of enhancing shareholder value, the Committee recognizes that it must design compensation policies which align the financial interests of the Company's executive officers with those of its shareholders.

     In light of these factors, the Committee believes that the best manner presently available to the Company to attract, retain and motivate talented executives is through the award of significant long-term compensation in the form of stock options at the time the executive joins the Company and periodically thereafter. The Compensation Committee believes that providing executives with opportunities to acquire significant stakes in the growth and prosperity of the Company through the grant of stock options will enable the Company to attract and retain qualified and experienced executive officers. In addition, the Compensation Committee believes that this approach to compensation creates an entrepreneurial atmosphere which motivates executives to perform to their full potential. The Compensation Committee believes that dependence on stock options for a significant portion of executive compensation more closely aligns the executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

     Accordingly, the Compensation Committee designs the compensation of executive officers to consist of a reasonable annual salary with long-term compensation in the form of stock options. The Compensation Committee has also approved an incentive bonus plan for all employees of the Company with bonus potential dependent upon the financial performance of the Company as a whole, the financial performance of an employee's school or division and the discretionary evaluation of each employee's performance during the fiscal year.

     EXECUTIVE OFFICERS (OTHER THAN THE CHIEF EXECUTIVE OFFICER). The Chief Executive Officer, with the assistance of other executive officers, makes salary recommendations to the Compensation Committee for the executive officers of the Company (other than the Chief Executive Officer whose salary determination is set forth below). Such recommendations are reviewed and approved by the Compensation Committee with any modifications deemed appropriate. In reviewing and approving salary recommendations, the Compensation Committee considers several factors, including individual performance, the executive's responsibilities, compensation offered by competitors, the cost of living, and the financial performance of the Company. The Company has not, however, established specific performance goals or tied executive compensation to the achievement of specific performance goals. The compensation determination is largely subjective, and no specific weight is given to any particular factor. The Compensation Committee may, in certain circumstances, recommend that a cash bonus be paid to executives whose individual performance during a particular year was outstanding, in the subjective opinion of the Compensation Committee. The amount of any bonus is based upon the recommendation of the Chief Executive Officer. The Company has not set specific goals for executives or tied the payment of bonuses to specific goals.

     Stock options represent a significant portion of total compensation for the Company's executive officers. Options are generally awarded to executive officers at the time that they join the Company and periodically thereafter. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the value of the Company's stock price increases from that date. Generally, grants vest in equal amounts over a four-year period and have seven-year terms. Executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options to executive officers are generally made upon the recommendations of the Chief Executive Officer based on the level of the executive's position with the Company, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options, and discussions with the executive. The determination of the timing and number of stock options granted to the executive officers is made by the Compensation Committee on a subjective basis, with no specific weight given to any particular factor.

     CHIEF EXECUTIVE OFFICER. For fiscal 2000, after discussions with Mr. Pfenniger, and a review of his performance in fiscal 1999, the Committee set Mr. Pfenniger's base salary in fiscal 2000 at $291,000 and awarded him stock options to purchase 30,000 shares of the Company's Common Stock at $5.125 per share, the fair market value of the Company's Common Stock on the date of grant. The stock options have a seven- year term and vest ratably over four years. Mr. Pfenniger will also be entitled to participate in the Company's incentive bonus program and be eligible to receive a bonus of up to 30% of annual salary. In setting Mr. Pfenniger's salary and awarding the stock options for fiscal 2000, the Committee considered the Company's financial performance in fiscal 1999 and Mr. Pfenniger's contribution to the Company's improved financial performance over fiscal 1998, the quality of his services and the salaries paid to similarly situated chief executive officers. The determination of his compensation package was subjective, with no specific weight given to any particular factor. Mr. Pfenniger's compensation package was reviewed and approved by the Board of Directors who believe that the compensation is fair and reasonable in light of the factors considered by the Compensation Committee. No performance bonus award was made to Mr. Pfenniger for fiscal 1999.

     TAX  MATTERS.  Section  162(m) of the  Internal  Revenue  Code of 1986,  as
amended, generally disallows a deduction for federal income tax purposes to public companies for compensation over $1 million paid in any taxable year to the Company's Chief Executive Officer or to any of the four other most highly compensated executive officers of the Company. Qualifying performance-based compensation is not subject to the limitation if certain requirements are satisfied. Based upon applicable regulations, the Company believes that compensation expenses relating to options granted under its stock option plans will not be subject to the Section 162(m) limitations.

     The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to its executive officers in light of the overall financial performance of the Company and its effect on shareholder value.

              The Compensation Committee of the Board of Directors

Phillip Frost, Chairman          Richard M. Krasno              Neil Flanzraich


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, the following directors served on the Compensation Committee of the Board of Directors: Dr. Frost, Mr. Flanzraich and Dr. Krasno. No person serving as a member of the Committee during fiscal 1999 was an executive officer of the Company at the time of service on the Committee, and no interlocking relationships exist between such persons and any director or executive officer of the Company.


                              INDEPENDENT AUDITORS

     Ernst & Young, LLP, independent public accountants, was appointed by the Board of Directors to audit the Company's financial statements for fiscal 1999. This firm has acted as independent public accountants for the Company since 1992. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions raised by shareholders.


                                OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 2000 annual meeting of shareholders must be received by the Secretary, Whitman Education Group, Inc., 4400 Biscayne Boulevard, Miami, Florida 33137, no later than March 8, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy card relating to such meeting.

     Shareholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 2000 Annual Meeting must, in accordance with the Company's Bylaws, provide timely notice of the matter to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 60 days nor more than 90 days prior to the annual meeting. If less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given, then notice of the proposed business matter must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the shareholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of the shareholder proposal.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.


GENERAL

     All properly executed proxies delivered pursuant to this solicitation and not revoked shall be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to the election of nine directors who shall serve until the 2000 Annual Meeting of Shareholders, shareholders may vote in favor of each nominee or withhold their votes as to a specific nominee. Shareholders should specify their choices on the enclosed proxy card. If no specific instructions are given, the shares represented by the proxy will be voted FOR the election of all directors.



                                        Richard B. Salzman, Secretary


July 6, 1999